Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accountants” in the Statement of Additional Information included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-1A, No. 333-119022) of Access One Trust.

/s/ Ernst & Young LLP

Columbus, Ohio

December 8, 2004